As filed with the Securities and Exchange Commission on May 14, 2004

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EVERGREENBANCORP, INC.

(Exact name of registrant as specified in its charter)

WASHINGTON	91-2097262
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

301 Eastlake Avenue East, Seattle, Washington 98109-5407 (206) 628-4250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended 2000 Stock Option Plan
(Full title of plan)

Copies of communications to:

STEPHEN M. KLEIN, ESQ.	GERALD O. HATLER
Graham & Dunn P.C.	EvergreenBancorp, Inc.
2801 Alaskan Way, Suite 300	301 Eastlake Avenue East
Seattle, Washington 98121-1128	Seattle, Washington 98109-5407
(206) 340-9648	(206) 628-4250
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount	offering price	Aggregate offering	Amount of
to be registered	to be registered(1) (2)	per share(3)	price(3)	registration fee(2)
Common shares	72,600	$17.90	$1,299,540.00	$164.65

Notes:

     1. Shares of Registrant’s Common Stock issuable upon exercise of options outstanding under the Registrant’s Amended 2000 Stock Option Plan (the “Plan”), together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance under the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock, as provided in Rule 416(a) under the Securities Act.

     2. This Form S-8 with respect to the Plan relates only to the registration of additional securities of the same class as other securities for which a registration statement on Form S-8 is effective. Pursuant to General Instruction E of Form S-8, the filing fee is based only on the additional securities that may be issued pursuant to the respective Plan.

     3. Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (“Securities Act”), the price per share is estimated to be $17.90 based upon the average of the high ($17.90) and the low ($17.90) trading prices of the common stock, no par value per share of EvergreenBancorp, Inc. as reported on the OTC Bulletin Board on May 12, 2004.

PART I
Item 1. Plan Information
Item 2. Registrant Information and Employee Plan Annual Information
PART II.
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
INDEX OF EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.2
EXHIBIT 23.3
EXHIBIT 24.1
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     EvergreenBancorp, Inc. (“Company” or “Registrant”) will send or give the documents containing the information required by Part I of this registration statement on Form S-8 (the “Registration Statement”) to each participant in the Company’s Plan as specified by Rule 428(b)(1) under the Securities Act of 1933 (the “Securities Act”). Such documents, and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 1. Plan Information *

Item 2. Registrant Information and Employee Plan Annual Information.*

* Information required by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8.

PART II.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

INCORPORATION BY REFERENCE

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed by the Company on August 20, 2001 under Registration No. 333-67956, with respect to the securities offered pursuant to the Company’s Amended 2000 Stock Option Plan are incorporated by reference, with the exception of such opinions, consents, required signatures and exhibits, which are included and made a part of this registration statement.

In addition, the description of the Common Shares contained in the Registration No. 333-67956, including any amendments or reports filed for the purpose of updating such description, is incorporated by reference in this registration statement.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Graham & Dunn PC, Registrant’s legal counsel, regarding legality of the Common Stock being registered

23.1	Consent of Graham & Dunn PC (included in Exhibit 5.1)

23.2	Consent of Crowe Chizek and Company LLC

23.3	Consent of John L. O’Brien & Company, PLLC

24.1	Powers of Attorney (see the Signature Page and certified resolutions of the Registrant’s Board of Directors)

99.1	Amended 2000 Stock Option Plan

99.2	Form of Nonqualified Director Stock Option Agreement

99.3	Form of Nonqualified Stock Option Agreement

99.4	Form of Incentive Stock Option Agreement

Item 9. Undertakings.

     A. The undersigned Registrant hereby undertakes:

        1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

        2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 11, 2004.

EVERGREENBANCORP, INC.
By:	/s/ Gerald O. Hatler
Gerald O. Hatler
President and Chief Executive Officer

POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes and appoints Gerald O. Hatler and William G. Filer II, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, on the 11th day of May, 2004.

Signature	Title
/s/ Gerald O. Hatler
President, Chief Executive Officer and Director
Gerald O. Hatler	(Principal Executive Officer)

/s/ William G. Filer II
Senior Vice President and Chief Financial Officer
William G. Filer II	(Principal Financial and Accounting Officer)

/s/ Richard W. Baldwin
Director
Richard W. Baldwin

Signature	Title
/s/ C. Don Filer
C. Don Filer	Director

/s/ Carole J. Grisham
Director
Carole J. Grisham

/s/ Robert J. Grossman
Director
Robert J. Grossman

/s/ J. Thomas Handy
Director
J. Thomas Handy

/s/ Robert W. Howisey
Director
Robert W. Howisey

/s/ Stan W. McNaughton
Director
Stan W. McNaughton

/s/ Russel E. Olson
Director
Russel E. Olson

INDEX OF EXHIBITS

Exhibit Number	Description
5.1	Opinion of Graham & Dunn PC, Registrant’s legal counsel, regarding legality of the Common Stock being registered

23.1	Consent of Graham & Dunn PC (included in Exhibit 5.1)

23.2	Consent of Crowe Chizek and Company LLC

23.3	Consent of John L. O’Brien & Company, PLLC

24.1	Powers of Attorney (see the Signature Page and certified resolutions of the Registrant’s Board of Directors)

99.1	Amended 2000 Stock Option Plan

99.2	Form of Nonqualified Director Stock Option Agreement

99.3	Form of Nonqualified Stock Option Agreement

99.4	Form of Incentive Stock Option Agreement